Exhibit (a)(3)

Internal communication. Not for redistribution.

Team Stratasys,

I look forward to meeting you all tomorrow at our Q1 2023 Town Hall to discuss our company, business and celebrate our talent and successes.

In the meantime, as part of our efforts to keep you informed of important developments, I want to provide an update on where things currently stand with Nano Dimension. Today we issued a press release announcing that our Board of Directors has unanimously rejected the partial tender offer commenced by Nano Dimension.

The Board’s decision follows its careful review of the partial tender offer, in consultation with its independent financial and legal advisors, which ultimately found that, among other reasons, the partial offer substantially undervalues Stratasys’ industry-leading position and growth opportunities, which are even larger in light of the pending merger with Desktop Metal.

We are committed to the Desktop Metal combination, which we believe will accelerate Stratasys’ growth trajectory by uniting two leaders to create a next-generation additive manufacturing company that is expected to be well-positioned to serve the evolving needs of customers in manufacturing. We look forward to continuing our North Star journey as a premier global provider of industrial additive manufacturing solutions.

THE PARTIAL TENDER OFFER

Nano’s partial tender offer will be open for 20 business days, but it is subject to extensions. During this time, you may see an increase in public communications as we reach out to holders of Stratasys ordinary shares, recommending that they follow the Board’s recommendation to reject Nano’s offer and deliver a Notice of Objection against the offer. These announcements, including today’s, have no impact on your job or our business operations, and we ask that you remain focused on your responsibilities.

If you own Stratasys ordinary shares, the Board urges you to both reject Nano’s partial offer and deliver a Notice of Objection against the offer. Please note that not taking any action is not sufficient to express opposition to the tender offer. More information will be issued to those of you holding shares, in the coming days.

The full basis for the Board's unanimous recommendation can be found in Stratasys’ Schedule 14D-9 filed today with the SEC and is available on the SEC's website at www.sec.gov. Copies of the Schedule 14D-9 may also be obtained on the Company's website at https://www.stratasys.com/en/ or by contacting Morrow Sodali LLC toll-free at (800) 662-5200 or (203) 658-9400 or via email at SSYS@info.morrowsodali.com. Additionally, a full investor presentation and additional information about how Stratasys shareholders can deliver a Notice of Objection to protect their investment can be found at www.NextGenerationAM.com/NanoObjection.

As a reminder, if you are contacted by outside parties, including members of the media, investors and analysts, please do not comment. Immediately forward media inquiries and investor and analyst inquiries to Yonah Lloyd, our Chief Communication Officer and Vice President of Investor Relations, at Yonah.Lloyd@stratasys.com.

Thank you all for your continued hard work and dedication to our commitment to 3D Print a Better Tomorrow.

Yours,

Yoav

Cautionary Statements Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified. These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things: factors relating to Nano’s offer, including actions taken by Nano in connection with the offer, actions taken by Stratasys or its shareholders in respect of the offer and the effects of the offer, the completion or failure to complete the offer, on Stratasys’ businesses, or other developments involving Nano; the ultimate outcome of the transaction with Desktop Metal; the timing of the transaction with Desktop Metal; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction with Desktop Metal; the ability to satisfy closing conditions to the completion of the transaction with Desktop Metal (including any necessary shareholder approvals); other risks related to the completion of the transaction with Desktop Metal and actions related thereto. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. For a discussion of some of the risks and important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements, see the discussion in Item 3.D “Key Information - Risk Factors”, Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects” in the Company’s Form 20-F for the fiscal year ended December 31, 2022.

Important Additional Information

This communication is not an offer to purchase or a solicitation of an offer to sell the ordinary shares of Stratasys. In response to a tender offer commenced by Nano, Stratasys has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. STRATASYS SHAREHOLDERS ARE ADVISED TO READ STRATASYS’ SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stratasys shareholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Stratasys in connection with the tender offer by Nano or one of its affiliates, free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Stratasys by directing a request to Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 7612, Israel, Attn: Yonah Lloyd, VP Investor Relations, or by calling +972-74-745-4029.

In connection with the proposed transaction with Desktop Metal, Stratasys also intends to file with the SEC a registration statement on Form F-4 that will include a joint proxy statement of Stratasys and Desktop Metal and that also constitutes a prospectus of Stratasys. Each of Stratasys and Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Stratasys or Desktop Metal may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Stratasys and Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Stratasys, Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished, to the SEC by Stratasys will be available free of charge on Stratasys’ website at https://investors.stratasys.com/sec-filings. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal’s website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

Participants in the Solicitation

Stratasys and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Stratasys, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Stratasys’ proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on August 8, 2022, and Stratasys’ Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which was filed with the SEC on March 3, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Stratasys using the sources indicated above.

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